Item 77C - Treasury Money Portfolio

Registrant incorporates by reference the
Registration Statement on Form N-14, filed on April 28,
2006, (Accession No. 0000088053-06-000473
).

Shareholder Meeting Results:

A Special Meeting of Shareholders of
Treasury Money Portfolio was held on May 5,
2006.  The
following matter was voted upon by the
shareholders of the Registrant (the
resulting votes are
presented below):

I. Election of Board Members.

       Affirmative 		Withhold
Henry P. Becton, Jr.	578,490,595.777
	210,639.403
Dawn-Marie Driscoll	578,490,595.777
	210,639.403
Keith R. Fox	578,490,595.777
	210,639.403
Kenneth C. Froewiss	578,490,595.777
	210,639.403
Martin J. Gruber	578,490,595.777
	210,639.403
Richard J. Herring	578,490,595.777
	210,639.403
Graham E. Jones	578,490,595.777
	210,639.403
Rebecca W. Rimel	578,490,595.777
	210,639.403
Philip Saunders, Jr.	578,490,595.777
	210,639.403
William N. Searcy, Jr.	578,490,595.777
	210,639.403
Jean Gleason Stromberg	578,490,595.777
	210,639.403
Carl W. Vogt	578,490,595.777
	210,639.403
Axel Schwarzer	578,490,595.777
	210,639.403

II-A. Approval of an Amended and Restated
Investment Management Agreement with the
Fund's
Current Investment Advisor.

Affirmative 	Against 	Abstain

578,490,595.777	210,639.403		.000

II-B Approval of an Amended and Restated
Investment Management Agreement with
Deutsche
Investment Management Americas Inc.

Affirmative 	Against 	Abstain

578,490,595.777	       210,639.403
..000

II-C. Approval of a Sub-Advisor Approval
Policy.

Affirmative 	Against 	Abstain

578,490,595.777	210,639.403		.000



III-A. Approval of a revised fundamental investment restrictions on Borrowing Money.

Affirmative 	Against 	Abstain

578,490,595.777	      210,639.403
	.000

III-B. Approval of a revised fundamental investment restrictions on Pledging Assets.

Affirmative 	Against 	Abstain

578,490,595.777	      210,639.403
	.000

III-C Approval of a revised fundamental
investment restrictions on Senior
Securities

Affirmative 	Against 	Abstain

578,490,595.777	      210,639.403
	.000


III-E. Approval of a revised fundamental investment restrictions on Concentration for Funds that will not Concentrate in Bank Obligations

Affirmative 	Against 	Abstain

578,490,595.777	      210,639.403
	.000

III-F. Approval of a revised fundamental investment restrictions on Underwriting
Securities.

Affirmative 	Against 	Abstain

578,490,595.777	      210,639.403
	.000

III-G. Approval of a revised fundamental investment restrictions on Real Estate
Investments.

Affirmative 	      Against
Abstain
578,490,595.777	      210,639.403
	.000

III-H. Approval of a revised fundamental investment restrictions on Commodities.

Affirmative 	  Against 		Abstain

578,490,595.777        210,639.403
..000

III-I. Approval of a revised fundamental investment restrictions on Lending.

Affirmative 	  Against 		Abstain

578,490,595.777        210,639.403
..000

III-J. Approval of a revised fundamental investment restrictions on Portfolio
Diversification.

Affirmative 	  Against 		Abstain

578,490,595.777        210,639.403
..000

III-K. Approval of a revised fundamental investment restrictions on Investing for
Control.

Affirmative 	  Against 		Abstain

578,490,595.777        210,639.403
..000



III-L. Approval of a revised fundamental investment restrictions on Acquiring More than 10% of the
Voting Securities of Any One Issuer
Diversified Funds.

Affirmative 	Against 	Abstain

578,490,595.777        210,639.403
..000

III-M. Approval of a revised fundamental investment restrictions on Restricted and
Illiquid
Securities.

Affirmative 		Against 	Abstain

578,490,595.777        	210,639.403
..000

III-N. Approval of a revised fundamental
investment restrictions on Securities
Issued by Other
Investment Companies.
..
Affirmative 		Against 	Abstain

578,490,595.777       	 210,639.403
..000

III-O. Approval of a revised fundamental
investment restrictions on Short Sales.
..
Affirmative 		Against 	Abstain

578,490,595.777       	 210,639.403
..000

III-P. Approval of a revised fundamental
investment restrictions on Warrants.
..
Affirmative 		Against 	Abstain

578,490,595.777       	 210,639.403
..000

III-Q. Approval of a revised fundamental investment restrictions on Investments in
Issuers Whose
Securities Are Owned by Officers and
directors/Trustees of the Fund or its
Investment Adviser.

Affirmative 		Against 	Abstain

578,490,595.777       	 210,639.403
..000

III-R. Approval of a revised fundamental investment restrictions on Oil, Gas and Mineral Programs.

Affirmative 		Against 	Abstain

578,490,595.777       	 210,639.403
..000




G:\sec_reg\NSAR\2006\Item 77C Treasury
Money Fund Portfolio.doc